PERICOM SEMICONDUCTOR REPORTS
FISCAL FIRST QUARTER 2012 FINANCIAL RESULTS

▪	Q1 revenues decreased 18% sequentially and 17% year-over-year primarily as a result of economic softness and distribution inventory reductions.
▪	Q1 GAAP gross margin increased by 50 bps sequentially and 150 bps year-over-year.
▪	Q1 GAAP net income decreased 72% sequentially and 95% year-over-year.

San Jose, Calif. – November 1, 2011 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2012 first quarter ended October 1, 2011.

Net revenues for the first quarter were $35.3 million, a decrease of 18% from the $43.3 million reported in the fourth quarter of fiscal 2011, and down 17% from the $42.8 million reported in the comparable period last year. The revenue decrease primarily resulted from reduced end user demand due to economic softness and inventory reduction activities by our distributors and customers.

GAAP gross margin was 35.5% in the first quarter, up from 35.0% last quarter and from 34.0% in the comparable period last year. On a non-GAAP basis, gross margin was 36.9% in the first quarter, which reflects exclusion of share-based compensation, amortization of intangible assets, and amortization of fair value adjustments and compensation expense accruals from the PTI acquisition. The comparable non-GAAP gross margins were 36.2% last quarter and 35.3% in the comparable period last year. The improvement in sequential gross margin primarily reflects favorable product mix from lower PC and consumer end-market shipments.

GAAP net income for the first quarter was $445,000, or $0.02 per diluted share, compared with net income of $1.6 million, or $0.06 per diluted share in the fourth quarter, and net income of $9.5 million, or $0.38 per diluted share in the comparable period last year. GAAP net income for all periods included share-based compensation, amortization of intangible assets, amortization of fair value adjustments, and other PTI acquisition related expenses. The comparable period last year included an $11.0 million gain on previously held shares of PTI. Excluding these items, non-GAAP net income for the first quarter was $1.8 million or $0.07 per diluted share, compared with $3.6 million or $0.14 per diluted share in the fourth quarter, and non-GAAP net income of $4.3 million, or $0.17 per diluted share in the comparable period last year.

The balance sheet remained very strong with cash and investments in marketable securities of $124 million or $5.06 per diluted share at the end of the first quarter.  Inventory decreased by $3.5 million or 16% in the first quarter, and it was the fourth consecutive quarter of a reduction in Pericom owned inventory. Trade accounts receivable decreased by $5.5 million as a result of lower volume, and DSO remained steady at 58.  At quarter-end, working capital was $106 million and the current ratio was 4.0.

”We were pleased about our gross magin improvement despite the lower revenue volume associated with the weak macro environment,” said Alex Hui, President and CEO of Pericom. ”The margin expansion reflects our strategic initiative to transition from low-margin commodity applications to higher value add platforms in enterprise computing and embedded segments.  Also, our continued reduction of inventory and overall strength of our balance sheet will allow us to deliver solid results once again when the rebound occurs.”

New Products

In the first quarter of fiscal 2012, Pericom introduced a total of 31 new products across the Signal Integrity, Timing, and Connectivity product areas.

NEWS RELEASE November 1, 2011

•
Signal Integrity: We expanded our solutions for serial protocol signal integrity by introducing 4 new ReDriverTM products for SATA3, SAS2, and the new USB3 (SuperSpeed) protocols. These products address volume notebook, server, storage, and embedded market segments, with all four redrivers offering low power consumption. The new USB3 products are specifically designed to meet the latest industry compliance requirements for next generation platforms with integrated USB3 controllers, and the new SATA/SAS product is our first to offer I2C programmability which expands our applications reach.

•
Connectivity:  Adding to our high-speed connectivity solutions, we introduced 6 products supporting DisplayPort, USB charging, DDR switching, and PCIe GEN2 packet switching. These products target notebook, embedded, and networking market segments.

•
Timing:  Expanding our timing solutions for next generation platforms, we introduced 21 new products including 5 HiFlexTM multi-output clock generators, 13 ASSP VCXO oscillators, and 3 IP phone clock generators. These new products target networking, telecom, and server/storage market segments.

Share Repurchase Update

On April 29, 2008, our Board of Directors authorized the repurchase of $30 million of our common stock.  Pursuant to the 2008 authority, the Company repurchased 456,346 shares in the three months ended October 1, 2011 for an aggregate cost of $3,498,759 and an average per share purchase price of $7.67.  The remaining balance of potential share repurchases under the 2008 authority is approximately $8.8 million.

Fiscal Q2 2012 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

The overall macro environment has been weak the past few months and we have experienced a slowdown in demand.  Below are the estimates for fiscal Q2 2012.

•	Revenues in the second fiscal quarter are expected to be in the range of $30.0 million to $34.0 million.

•
GAAP gross margins are expected to be between 33.5% and 35.5%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.5%, non-GAAP gross margins are expected to be in the 35.0% to 37.0% range.

•
GAAP operating expenses are expected to be between $12.2 and $12.8 million, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately $1.4 million, non-GAAP operating expenses are expected to be in the range of $10.8 to $11.4 million.

•	Other income is expected to be between $0.6 and $0.7 million on a GAAP basis and on a non-GAAP basis.

•	The effective tax rate is expected to be approximately 55-60% on a GAAP basis and 34-36% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on November 1, 2011. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call.  To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com.  Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE November 1, 2011

A taped replay of the conference call will be made available for the period from this evening through midnight on Tuesday, November 8th. To listen to the replay, dial toll-free (855) 859-2056 and reference conference ID 21198191.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications and consumer market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in San Jose, California, with design centers and technical sales and support offices globally. http://www.pericom.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments of acquired inventory,  acquisition-related expenses, a one-time gain on the previously held interest in PTI, and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of the fair value adjustments related to acquired inventory, acquisition related expenses, the gain on the previously held interest in PTI, and the corresponding tax effect because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions ”Fiscal Q2 2012 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the second fiscal quarter of 2012, and statements from our CEO regarding margin expansion, reductions in Pericom owned inventories, channel inventories reducing, potential industry slowdown due to macro-economic conditions, and other future expectations. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended July 2, 2011, and in particular, the risk factors sections contained in that report.

3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE November 1, 2011

Contact: Aaron Tachibana
Pericom Semiconductor
Tel: 408 435-0800
atachibana@pericom.com

- See Attached Tables -

3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE, November 1, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	October 1,	July 2,	October 2,
	2011	2011	2010

Net revenues	$35,332	$43,342	$42,775

Cost of revenues	22,795	28,173	28,240

Gross profit	12,537	15,169	14,535

Operating expenses:

Research and development	5,316	5,535	4,397

Selling, general and administrative	7,339	7,487	7,742

Total operating expenses	12,655	13,022	12,139

Income (loss) from operations	(118)	2,147	2,396

Interest and other income, net	1,070	695	11,936

Income before income taxes	952	2,842	14,332

Income tax expense	534	1,281	5,378

Net income from consolidated companies	418	1,561	8,954

Equity in net income of unconsolidated affiliates	27	48	556

Net income	$445	$1,609	$9,510

Basic income per share	$0.02	$0.06	$0.38

Diluted income per share	$0.02	$0.06	$0.38

Shares used in computing basic income per share	24,491	24,917	24,890

Shares used in computing diluted income per share	24,583	25,140	25,263

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE, November 1, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended
	October 1	July 2,	October 2,
	2011	2011	2010

Share-based compensation
Cost of revenues	$54	$58	$73
Research and development	371	372	390
Selling, general and administrative	549	601	600
Share-based compensation expense	$974	$1,031	$1,063

Amortization of intangible assets
Cost of revenues	$454	$342	$269
Research and development	160	304	53
Selling, general and administrative	239	236	76
Amortization of intangible assets	$853	$882	$398

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE, November 1, 2011

Pericom Semiconductor Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands)
(unaudited)

	Three Months Ended
	October 1	July 2,	October 2,
	2011	2011	2010
GAAP net income attributable to Pericom shareholders	$445	$1,609	$9,510
Reconciling items:
Share-based compensation expense	974	1,031	1,063
Amortization of intangible assets	853	882	398
Fair value adjustment amortization on acquired inventory	-	-	202
Gain on previously held interest at PTI	-	-	(11,004)
Acquisition-related costs	-	-	594
Interest expense accrual relating to PTI acquisition earnout	-	206	74
Fair value adjustment to depreciation expense on acquired fixed assets	50	49	15
Compensation expense accrual relating to PTI acquisition	-	364	128
Tax effect of adjustments	(478)	(569)	3,341
Total reconciling items	1,399	1,963	(5,189)
Non-GAAP net income attributable to Pericom shareholders	$1,844	$3,572	$4,321

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income per share:
GAAP diluted income per share	$0.02	$0.06	$0.38
Adjustments:
Share-based compensation expense	0.04	0.04	0.04
Amortization of intangible assets	0.03	0.04	0.02
Fair value adjustment amortization on acquired inventory	-	-	0.01
Gain on previously held interest at PTI	-	-	(0.44)
Acquisition-related costs	-	-	0.02
Interest expense accrual relating to earnout	-	0.01	-
Fair value adjustment to depreciation expense on acquired fixed assets	-	-	-
Compensation expense accrual relating to PTI acquisition	-	0.01	0.01
Tax effect of adjustments	(0.02)	(0.02)	0.13
Difference in share count	-	-	-
Total adjustments	0.05	0.08	(0.21)
Non-GAAP diluted income per share	$0.07	$0.14	$0.17

Shares used in diluted net income per share calculation:
GAAP	24,583	25,140	25,263
Exclude the benefit of share-based compensation expense (1)	423	369	265

Non-GAAP	25,006	25,509	25,528

(1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares  outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE, November 1, 2011

Pericom Semiconductor Corporation
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin
(In thousands)
(unaudited)

	Three Months Ended
	October 1	July 2,	October 2,
	2011	2011	2010
GAAP gross margin	$12,537	$15,169	$14,535
- % of revenues	35.5%	35.0%	34.0%
Reconciling items:
Share-based compensation	54	58	73
Amortization of intangible assets	454	342	269
Fair value adjustment amortization on acquired inventory	-	-	202
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	1
Compensation expense accrual relating to PTI acquisition	-	106	37
Total reconciling items	518	516	582
Non-GAAP gross margin	$13,055	$15,685	$15,117
- % of revenues	36.9%	36.2%	35.3%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses
(unaudited)

GAAP research and development expenses	$5,316	$5,535	$4,397
- % of revenues	15.0%	12.8%	10.3%
Reconciling items:
Share-based compensation	(371)	(372)	(390)
Amortization of intangible assets	(160)	(304)	(53)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(8)
Compensation expense accrual relating to PTI acquisition	-	(119)	(42)
Total reconciling items	(541)	(805)	(493)
Non-GAAP research and development expenses	$4,775	$4,730	$3,904
- % of revenues	13.5%	10.9%	9.1%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses
(unaudited)

GAAP selling, general and administrative expenses	$7,339	$7,487	$7,742
- % of revenues	20.8%	17.3%	18.1%
Reconciling items:
Share-based compensation	(549)	(601)	(600)
Amortization of intangible assets	(239)	(236)	(76)
Acquisition-related costs	-	-	(594)
Fair value adjustment to depreciation expense on acquired fixed assets	(30)	(29)	(6)
Compensation expense accrual relating to PTI acquisition	-	(139)	(49)
Total reconciling items	(818)	(1,005)	(1,325)
Non-GAAP selling, general and administrative expenses	$6,521	$6,482	$6,417
- % of revenues	18.5%	15.0%	15.0%

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE, November 1, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	October 1, 2011	July 2, 2011
Assets

Current assets:

Cash and cash equivalents	$26,497	$30,023
Restricted cash	7,721	2,947
Short-term investments	55,662	76,266
Accounts receivable - trade	22,667	28,185
Inventories	18,439	21,942
Prepaid expenses and other current assets	7,555	7,788
Deferred income taxes	2,501	2,564
Total current assets	141,042	169,715

Property, plant and equipment-net	58,961	60,859
Investments in unconsolidated affiliates	2,654	2,596
Deferred income taxes non-current	4,686	4,324
Long-term investments in marketable securities	42,316	21,282
Goodwill	16,551	16,669
Intangible assets	14,906	15,690
Other assets	9,945	9,881
Total assets	$291,061	$301,016

Liabilities and Shareholders' Equity

Current liabilities:

Short-term debt	$7,079	$8,671
Accounts payable	8,983	12,221
Accrued liabilities	18,885	19,645
Total current liabilities	34,947	40,537

Industrial development subsidy	8,742	9,075
Deferred tax liabilities	6,574	6,605
Other long-term liabilities	2,031	2,074
Total liabilities	52,294	58,291

Shareholders' equity:
Common stock and paid in capital	128,435	130,960
Retained earnings and other comprehensive income	110,332	111,765
Total shareholders' equity	238,767	242,725

Total liabilities and shareholders' equity	$291,061	$301,016

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3545 North First Street	San Jose, CA 95134	(408) 435-0800